Exhibit 10.18.5

AMENDMENT TO

DUKE ENERGY CORPORATION

EXECUTIVE CASH BALANCE PLAN

The Duke Energy Corporation Executive Cash Balance Plan (the “Plan”) is amended, effective as of December 1, 2006, as follows:

1.	Section 2.16 of the Duke Energy Corporation Executive Cash Balance Plan I is hereby superseded and replaced in its entirety as set forth below:

“2.16 “Retirement Cash Balance Plan” means the Duke Energy Retirement Cash Balance Plan as in effect on October 3, 2004, without giving effect to amendments adopted thereafter.”

2.	The last sentence of Section 4.4 of the Duke Energy Corporation Executive Cash Balance Plan II is hereby deleted in its entirety.
3.	The first two sentences of Section 6.1 of the Duke Energy Corporation Executive Cash Balance Plan II are hereby deleted and replaced in their entirety with the following:

“A Participant whose Company employment terminates on or after December 31, 2006 will receive, or will begin to receive, payment of his vested Make Whole Account and his vested Supplemental Account, if any, as soon as administratively feasible following the month in which the Participant’s employment terminates.”

4.	Except as explicitly set forth herein, the Plan will remain in full force and effect.

This amendment has been approved and signed by an authorized officer of Duke Energy Corporation as of the date specified above.

DUKE ENERGY CORPORATION

By:	/S/ CHRISTOPHER C. ROLFE
Christopher C. Rolfe
Group Executive and Chief
Administrative Officer